UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33219 Forest West Street Magnolia, TX	77354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 3, 2010, without prior notice, NYSE Amex filed a Form 25- Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (the “1934 Act”) with respect to the common stock, par value $0.01 per share, of Pernix Therapeutics Holdings, Inc. (the “Company”) pursuant to which NYSE Amex notified the Securities and Exchange Commission (“SEC”) of “its intention to remove the entire class of the stated securities from listing and registration on the NYSE Amex as of the opening of business on June 14, 2010,” pursuant to the provisions of Rule 12d2-2(a)(3) of the 1934 Act.

The Company believes that the filing was made in error, and promptly contacted representatives of NYSE Amex, who confirmed that it was not their intention to delist or deregister the Company’s common stock.  The Company intends to work with NYSE Amex and if necessary the SEC to have the filing withdrawn or otherwise not become effective with respect to its common stock.  The Company has no intention of delisting its common stock from trading on the NYSE Amex or of deregistering its stock under Section 12 of the 1934 Act, and is not aware of any basis for those things to occur.

According to NYSE Amex’s Form 25, “The removal of Golf Trust of America, Inc., Common Stock, par value $0.01 per share is being effected because the Exchange knows or is reliably informed that on March 9, 2010 the instruments representing the securities comprising the entire class of this security came to evidence, by operation of law or otherwise, other securities in substitution therefore and represent no other right except, if such be the fact, the right to receive an immediate cash payment.”

The Company believes the filing was made in error because the instruments representing the common stock of Golf Trust of America, Inc. have not in fact come to evidence any other securities.  Instead, as previously disclosed, on March 9, 2010, Golf Trust of America, Inc. (“GTA”) changed its name to Pernix Therapeutics Holdings, Inc.  Contemporaneously, GTA issued 20,900,000 additional shares of its common stock in connection with the merger of Pernix Therapeutics, Inc., a Louisiana corporation (“PTI”), with and into a wholly owned subsidiary of GTA (the “Merger”).  The additional shares were issued to the former stockholders of PTI, and represented approximately 84% of GTA’s (now renamed Pernix Therapeutics Holdings, Inc.) outstanding common stock on a fully diluted basis immediately after the Merger.  Other than the issuance of additional shares to the former stockholders of PTI, the capital structure of GTA (now Pernix Therapeutics Holdings, Inc.) remained unchanged as a result of the Merger.

In connection with the Merger, (1) PTI became a wholly owned subsidiary of GTA, (2) the President of PTI was appointed President and Chief Executive Officer of GTA and (3) GTA’s Board was reconstituted, with three Board members selected by PTI and two directors of GTA retained. PTI was deemed to be the acquiring company for accounting purposes and the transaction was accounted for as a reverse acquisition in accordance with accounting principles generally accepted in the United States.  For additional information about these transactions, see the Company’s other filings with the SEC, including the Form 8-K filed March 15, 2010 and the definitive proxy statement filed February 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date June 4, 2010	By:	/s/ Tracy Clifford
Tracy Clifford
Chief Financial Officer